EXHIBIT 21


                        SUBSIDIARIES OF KU ENERGY AND KU



                                                         State or Jurisdiction
          Name                                            of Incorporation

  KU Energy Corporation                                       Kentucky
    KU Capital Corporation*                                   Kentucky
    Kentucky Utilities Company*                          Kentucky and Virginia
       Electric Energy, Inc.**                                Illinois




   * KU Energy Corporation owns 100% of the common stock of KU Capital Corporation and Kentucky Utilities Company.
  ** Kentucky  Utilities  Company  owns  20% of the Common Stock of Electric
     Energy, Inc.











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